                     PHILIPS INTERNATIONAL REALTY, L.P.,
                                 as Borrower
                                     and
                  PRUDENTIAL SECURITIES CREDIT CORPORATION,
                                  as Lender

                               ---------------

                                 $100,000,000

                          REVOLVING CREDIT AGREEMENT

                          Dated as of May 13, 1998


                               ---------------

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                                TABLE OF CONTENTS
                                                                            Page
                                  ARTICLE I.
                          DEFINITIONS; CONSTRUCTION
Section 1.01.   Definitions....................................................1
Section 1.02.   Accounting Terms and Determinations...........................12
Section 1.03.   Other Definitional Terms......................................12
                                 ARTICLE II.
                        AMOUNT AND TERMS OF THE LOANS
Section 2.01.   The Loans.....................................................13
                                 ARTICLE III.
                           INTEREST, PAYMENTS; FEES
Section 3.01.   Interest......................................................14
Section 3.02.   Payments......................................................14
Section 3.03.   Intentionally Omitted.........................................15
Section 3.04.   Funds; Manner of Payment; Taxes...............................15
Section 3.05.   Indemnity.....................................................15
Section 3.06.   Increased Cost and Reduced Return.............................16
Section 3.07.   Deposits Unavailable..........................................17
Section 3.08.   Illegality....................................................17
                                 ARTICLE IV.
                             CONDITIONS PRECEDENT
Section 4.01.   Conditions Precedent to the Closing Date......................18
Section 4.02.   Conditions Precedent to All Loans.............................19
                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES
Section 5.01.   Existence; Conduct of Business................................21
Section 5.02.   Power and Authority...........................................21
Section 5.03.   No Violation of Agreements....................................22
Section 5.04.   No Litigation.................................................22
Section 5.05.   Governmental Consents and Approvals...........................22
Section 5.06.   Usury and Other Similar Laws..................................23
Section 5.07.   Financial Condition...........................................23
Section 5.08.   Solvency, Etc.................................................23
Section 5.09.   Margin Stock..................................................23
Section 5.10.   Other Representations.........................................23
Section 5.11.   Indebtedness..................................................23
Section 5.12.   Taxes.........................................................24
Section 5.13.   Employee Benefit Plans........................................24
Section 5.14.   Securities Acts...............................................24
Section 5.15.   No Insider....................................................24
Section 5.16.   Environmental Laws............................................24
Section 5.17.   No Liens......................................................24
Section 5.18.   Survival of Representations...................................24
Section 5.19.   Transaction Brokerage Fees....................................25
Section 5.20.   Tenant Dispute................................................25

                                      i

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Section 5.21.   Property Condition Reports....................................25
                                 ARTICLE VI.

                                  COVENANTS
Section 6.01.   Preservation of Existence, Etc................................25
Section 6.02.   Books and Records; Inspection.25
Section 6.03.   Maintenance of Property.......................................26
Section 6.04.   Compliance With Laws..........................................26
Section 6.05.   Financial Statements..........................................26
Section 6.06.   Further Assurances............................................26
Section 6.07.   Insurance.....................................................27
Section 6.08.   Notice of Certain Events......................................27
Section 6.09.   Use of Proceeds; Margin Stock.................................27
Section 6.10.   Notice of Default.............................................28
Section 6.11.   Compliance with Loan Documents................................28
Section 6.12.   Compliance with Material Agreements...........................28
Section 6.13.   Operations and Properties.....................................28
Section 6.14.   Evidence of Compliance with Article V.........................28
Section 6.15.   Taxes and Other Liens.........................................28
Section 6.16.   Solvent.......................................................28
Section 6.17.   No Merger.....................................................29
Section 6.18.   Limitation on Indebtedness....................................29
Section 6.19.   Fiscal Year, Method of Accounting.............................29
Section 6.20.   Lines of Business.............................................29
Section 6.21.   Substantial Changes...........................................29
Section 6.22.   Loans, Advances, and Investments..............................29
Section 6.23.   Actions with Respect to Collateral............................29
Section 6.24.   Negative Pledge...............................................29
Section 6.25.   Operational Changes...........................................29
Section 6.26.   Compliance with ERISA.........................................30
Section 6.27.   Subsidiaries..................................................30
Section 6.28.   Financial Covenants...........................................30
Section 6.29.   Compliance Certificate........................................31
                                 ARTICLE VII.
                    EVENTS OF DEFAULT; EVENTS OF TERMINATION
Section 7.01.   Events of Default.............................................31
                                ARTICLE VIII.
                                MISCELLANEOUS
Section 8.01.   Notices.......................................................33
Section 8.02.   Performance by Lender. Notwithstanding the....................33
Section 8.03.   Amendments, Waivers, etc......................................34
Section 8.04.   No Waiver; Remedies Cumulative................................34
Section 8.05.   Fees and Expenses.............................................34
Section 8.06.   Indemnification...............................................35
Section 8.07.   Benefits of Agreement.........................................35
Section 8.08.   Participations................................................35
Section 8.09.   Assignments...................................................35

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Section 8.10.   SUBMISSION TO JURISDICTION....................................36
Section 8.11.   WAIVER OF JURY TRIAL..........................................36
Section 8.12.   Counterparts..................................................36
Section 8.13.   Headings Descriptive..........................................36
Section 8.14.   Severability..................................................36

Section 8.15.   Right of Setoff...............................................37
Section 8.16.   Confidentiality...............................................37
Section 8.17.   GOVERNING LAW.................................................37
Section 8.18.   Exhibits Incorporated.........................................37
Section 8.19.   Sole Discretion of Lender.....................................37
Section 8.20.   Waiver of Notice..............................................37
Section 8.21.   Actions and Proceedings.......................................38
Section 8.22.   Remedies of Borrower..........................................38
Section 8.23.   Restoration of Rights.........................................38
Section 8.24.   Waiver of Statute of Limitations..............................38
Section 8.25.   Application of Default Rate Not a Waiver......................38
Section 8.26.   No Joint Venture or Partnership...............................38
Section 8.27.   Time of the Essence...........................................38
Section 8.28.   Publicity.....................................................38

SCHEDULES

Schedule I      - Notice Information and Wiring Instructions
Schedule II     - Permitted Liens
Schedule III    - Value of the Collateral

EXHIBITS

Exhibit A       - Form of Borrowing Request
Exhibit B       - Form of Secured Promissory Note
Exhibit C       - Form of Guaranty (Forest, Meadowbrook, Branhaven and Hialeah)
Exhibit D       - Form of Philips Guaranty
Exhibit E       - Form of Branhaven Mortgage
Exhibit F       - Form of Hialeah Mortgage
Exhibit G       - Form of New York Mortgage

         REVOLVING CREDIT AGREEMENT, dated as of May 13, 1998 between PHILIPS INTERNATIONAL REALTY, L.P., a Delaware limited partnership ("Borrower"), and PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation ("Lender").

         WHEREAS, Borrower desires to borrow from Lender, on a revolving credit basis up to One Hundred Million and No/100 Dollars ($100,000,000.00);

         WHEREAS, Lender is willing to lend to Borrower on a secured revolving credit basis, subject to the terms and conditions hereof;

         NOW THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                          DEFINITIONS; CONSTRUCTION

         Section 1.01. Definitions.   As used herein, the following terms shall
have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Mortgage" shall mean any mortgage or deed of trust, other than the Mortgages, granted to Lender by a Related Entity or an Affiliate of a Related Entity subsequent to the Closing Date in order to increase the Maximum Permitted Borrowing hereunder.

         "Additional Mortgaged Property" shall mean any real property encumbered, or proposed to be encumbered, by an Additional Mortgage.

         "Additional Taxes" shall have the meaning set forth in Section 3.4(b).

         "Adjusted LIBOR" shall mean, as of any date of determination, the quotient of (i) the LIBOR Rate then in effect divided by (ii) the difference between (A) 1.0, minus (B) the reserve percentage (expressed as a decimal) applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, any emergency, supplemental or other marginal reserve requirement) of Lender with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as such term is defined in Regulation D of the Board) having a term equal to such Interest Period.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Agreement" shall mean this Revolving Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

         "Applicable Spread" shall mean (i) 125 basis points, if the ratio of Consolidated Total Liabilities-to-Consolidated Total Assets, expressed as a percentage, is less than or equal to 40%, (ii) 150 basis points, if the ratio of Consolidated Total Liabilities-to-Consolidated Total Assets,, expressed as a percentage, is greater than 40% and less than or equal to 50% and (iii) 175 basis points, if the ratio of Consolidated Total Liabilities-to-Consolidated Total Assets, expressed as a percentage, is greater than 50% and less than or equal to 60%.

         "Base Rate" shall mean, for any day, the greater of (a) the Prime Rate for such day plus the Applicable Spread, or (b) the Federal Funds Rate for such day plus the Applicable Spread.

         "Board" shall mean the Board of Governors of the Federal Reserve System, and any successor thereof.

         "Borrower" shall have the meaning set forth in the preamble hereof.

         "Borrowing" shall mean a borrowing under this Agreement consisting of Loans made to Borrower by Lender pursuant to Section 2.01 hereof.

         "Borrowing Date" with respect to a particular Borrowing shall mean the date identified by the Borrower in the related Borrowing Request, as the date on which the Borrower requests that Lender make Loans.

         "Borrowing Request" shall mean a Borrowing Request in the form of Exhibit A.

         "Branhaven" shall mean Philips Branhaven Associates, L.P., a Delaware limited partnership.

         "Branhaven Mortgage" shall mean the mortgage made by Branhaven in favor of Lender, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

         "Business Day" shall mean any day on which both (a) commercial banks are not authorized or required to close in New York City, and (b) dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Adequacy Rule" shall mean any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency.


         "Capital Lease" shall mean any lease of property (real, personal or mixed) which should be capitalized on the lessee's balance sheet in accordance with GAAP.

         "Capital Lease Obligation" shall mean, as to any Person, the obligation of such Person to pay rent or other amounts under a Capital Lease (or other agreement conveying the right to use property).

         "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents in the equity interests (however designated) in such Person and any rights (other than debt securities convertible into or exchangeable or exercisable for such equity interests), warrants or options to subscribe for or to acquire an equity interest in such Person.

         "Cash Flow Before Debt Service" shall mean at any date (i) Consolidated Net Income plus depreciation and amortization expense (but only to the extent such depreciation and amortization expense shall have been deducted in determining Consolidated Net Income for such period) for the four consecutive fiscal quarters ended on or most recently prior to such date plus (ii) Consolidated Interest Expense for such four fiscal quarters (but only to the extent such Consolidated Interest Expense shall have been deducted in computing Consolidated Net Income).

         "Closing Date" shall mean the date that the conditions precedent set forth in Section 4.01 have been fulfilled or waived, in either case, in the sole discretion of Lender.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean the Mortgages and any Additional Mortgage.

         "Commitment" shall mean the obligation of Lender to make Loans to Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the lesser of (i) the Maximum Commitment or (ii) the Maximum Permitted Borrowing.

         "Compliance Certificate" shall mean a certificate to be executed by the chief financial officer of each of Philips and Borrower, and delivered to Lender within 45 days after the end of each quarter, which certifies that the Related Entities and Consolidated Subsidiaries, on a consolidated basis, are in compliance with the financial covenants set forth set forth in Section 6.28 hereof. Such Compliance Certificate shall include the Borrower's calculation of each covenant set forth in Section 6.28, and shall set forth the Borrower's determination of the Applicable Spread, based on Borrower's calculation of Consolidated Total Assets and Consolidated Total Liabilities.

         "Consolidated Debt" shall mean at any date the Indebtedness of the Related Entities and their Consolidated Subsidiaries, determined on a consolidated basis, as of such date.

         "Consolidated Net Income" shall mean for any period, the net income of the Related Entities and their Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Operating Profit" shall mean, for any period, the earnings before interest, taxes, depreciation and amortization of the Related Entities and their Consolidated Subsidiaries, determined in accordance with GAAP, as disclosed on the consolidated financial statements set forth in the 10-K and 10-Q Forms filed by Philips with the Securities and Exchange Commission.

         "Consolidated Subsidiary" shall mean, at any date, any Subsidiary of a Related Entity or other entity (including, without limitation, a partnership) the accounts of which in accordance with GAAP would be consolidated with those of such Related Entity in its consolidated financial statements, if such statements were prepared as of such date.

         "Consolidated Total Assets" shall mean the aggregate book value of all assets of the Related Entities and their Consolidated Subsidiaries, determined in accordance with GAAP, as disclosed on the consolidated financial statements set forth in the 10-K and 10-Q Forms filed by Philips with the Securities and Exchange Commission, plus accumulated depreciation related to Real Estate Assets.

         "Consolidated Total Liabilities" shall mean the sum of all obligations, contingent and otherwise, of the Related Entities and their Consolidated Subsidiaries, determined in accordance with GAAP, as disclosed on the consolidated financial statements set forth in the 10-K and 10-Q Forms filed by Philips with the Securities and Exchange Commission.

         "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate" shall mean the lesser of (a) the highest rate allowable at law and (b) four percent (4%) above the Base Rate.

         "Dividends" in respect of any corporation, shall mean (a) cash distributions or any other distributions on, or in respect of, any class of Capital Stock of such corporation, except for distributions made solely in shares of stock of the same class; (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class, and (c) distributions on account of shares of operating partnerships, i.e. "OP Units".

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Environmental Laws" shall mean any federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to, each of the following, (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; (c) the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; (d) the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. Section 1251 et seq.; (e) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and (f) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and orders issued thereunder, and any successor statute, rule, regulation and order, as the case may be.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with a Related Entity, would be treated as a single employer under Section 4001 of ERISA.

         "Event of Default" shall have the meaning set forth in Section 7.01.

         "Existing Phase I Reports" shall mean those certain Environmental Site Assessments prepared by Apex Environmental, Inc. and dated (i) June 16, 1997, with respect to the Forest Property, (ii) July 8, 1997, with respect to the Meadowbrook Property, (iii) without specificity, but referenced as Job No. 932.006, with respect to the Branhaven Property, and (iv) June 16, 1997, with respect to the Hialeah Properties.

         "Federal Funds Rate" shall mean, for any date, the rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the Board for such day opposite the caption "Federal Funds Effective". If on the relevant day such rate is not yet so published, the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either of the foregoing publications, the rate for such day will be the arithmetic mean (rounded upwards if necessary, to the nearest 1/100th of one percent) of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by three leading brokers or dealers of Federal Funds transactions in New York City, selected by Lender.

         "FFO" shall mean "funds from operations" as defined in the National Association of Real Estate Investment Trusts ("NAREIT") White Paper on Funds From Operations as approved by the NAREIT Board of Governors on March 3, 1995.

         "Fixed Charges" shall mean, with respect to any fiscal period of the Related Entities and the Consolidated Subsidiaries, an amount, determined on a consolidated basis, equal to the sum of (i) total interest expense, accrued in accordance with GAAP, (ii) all capitalized interest determined in accordance with GAAP, (iii) the amortization of deferred financing costs, (iv) regularly scheduled installments of principal payable with respect to all Indebtedness (excluding balloon payments) and (v) all distributions paid during such period to the holders of any preferred shares or preferred units.

         "Forest" shall mean Philips Forest Associates, L.P., a New York limited partnership.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect at the time of application to the provisions hereof, consistently applied in form and substance.

         "Governmental Authority" shall mean any nation, government, or state, or any political subdivision thereof, or any court, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantors" shall mean collectively Philips, Forrest, Meadowbrook, Branhaven, Hialeah and any Person which may guaranty Borrowers' obligations hereunder subsequent to the Closing Date, each of which are hereinafter sometimes individually referred to as a "Guarantor".

         "Guaranties" shall mean the guaranties executed and delivered by each of the Guarantors, substantially in the form of (i) Exhibit C, with respect to the guaranties to be executed and delivered by each of Forest, Meadowbrook, Branhaven & Hialeah, and (ii) Exhibit D, with respect to the guaranty to be executed and delivered by Philips, as each may be amended, supplemented or modified from time to time, each of which are hereinafter sometimes referred to individually as a "Guaranty".

         "Hazardous Materials" shall mean all hazardous or toxic substances, wastes or materials, all pollutants or contaminants, lead paint, asbestos, or similar substances, and all substances, wastes or materials containing such substances, which are regulated or identified under any applicable Environmental Law.

         "Hialeah" shall mean Palm Springs Mile Associates, Ltd., a Florida limited partnership.

         "Hialeah Mortgage" shall mean the deed of trust made by Hialeah in favor of Lender, substantially in the form of Exhibit F, as amended, supplemented or otherwise modified from time to time.

         "Indebtedness" shall mean (without duplication), with respect to any Person, whether or not recourse as to all or a portion of the assets of such Person and whether or not contingent, (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses, (c) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities,
(d) any obligation of such Person issued or assumed as the deferred purchase price of property or services, other than trade accounts payable and accrued liabilities arising in the ordinary course of business, (e) any Capital Lease Obligation of such Person, (f) any obligation of such Person to purchase, retire or redeem any Capital Stock of such Person, (g) any obligations, of the types referred to in clauses (a) through (f) of this definition, of a third party, and all Dividends of a third party, the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, or otherwise, (h) any Indebtedness of others secured by a Lien on any property of such Person, whether or not the Indebtedness so secured has been assumed by such Person, and (i) all unfunded benefit liabilities (within the meaning of 4001(a)(18) of ERISA) under
each Plan maintained by such Person.   The amount of Indebtedness of any Person
at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date.

         "Interest Period" shall mean with respect to the Loan, (i) initially, the period commencing on the date such Loan is made and ending on the day immediately preceding the Payment Date; and (ii) thereafter each period commencing on the Payment Date and ending on the day immediately preceding the next Payment Date.

         "Interest Rate" is defined in Section 3.01(a).

         "Investment" shall mean (a) the acquisition (whether for cash, other property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures or other securities of any Person; (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies purchased in the ordinary course of business); or (c) any guaranty of, or other contingent obligation with respect to, any Indebtedness or other liability of any Person, including any amount committed to be advanced, lent or extended to any Person.

         "Jurisdictonal Capped Mortgages" shall collectively mean, for each state, all of the Mortgage(s) or Additional Mortgages, as the case may be, located in such state which secure a maximum principal amount of the Loans which is less than the Maximum Commitment, whether for the purpose of limiting the debt secured by such Mortgages, or Additional Mortgages, as the case may be, and any mortgage recording taxes payable in connection therewith or otherwise with approval of Lender.

         "Lender" shall have the meaning set forth in the preamble hereof, which term shall include, as applicable, any other office of Lender designated by it from time to time for the purpose of making or maintaining any Loans hereunder.

         "LIBOR Lending Office" shall mean the office of Lender located at New

York, New York or such other branch (or Affiliate) of Lender as Lender may designate as its LIBOR Lending Office.

         "LIBOR Rate" shall mean the rate per annum at which deposits in Dollars appear with respect to the applicable Interest Period on the Telerate Page 3750 (or any successor page), in each case as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period, or if such rate is not available, then the average of the rates quoted to Lender in the London Interbank market at or about 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for the offering to Lender of Dollar deposits for such Interest Period with a thirty (30) day maturity and in an amount approximately equal to the aggregate amount of all Loans to be outstanding on the first day of such Interest Period.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, right-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "Loan(s)" shall have the meaning set forth in Section 2.01.

         "Loan Documents" shall mean this Agreement, the Note, each Mortgage, each Guaranty, each Additional Mortgage, if any, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of, the Note or this Agreement, as such agreements may be amended or supplemented from time to time.

         "Loan to Value Ratio" shall mean the ratio, expressed as a percentage, of (x) the outstanding principal balance of the Loans, plus any unpaid interest and Default Rate interest accrued thereon, to (y) the Value of the Collateral, measured at the end of each quarter.

         "Margin Stock" shall have the meaning provided in Regulations G, T, U and X of the Board.

         "Material Adverse Effect" shall mean any event or set of circumstances that (a) would have a material adverse effect on the validity or enforceability of this Agreement, the Note, any Guaranty, any Mortgage, any Additional Mortgage, or any other Loan Document, (b) is, or upon the passage of time will be, material and adverse to the condition (financial or otherwise), results of operations, assets, liabilities, business or Properties of Borrower or any Guarantor, or (c) would materially impair the ability of any Related Entity to fulfill its obligations under this Agreement, the Note, any Guaranty, Mortgage or Additional Mortgage or any other Loan Document to which it is a party.

         "Material Decrease in Value" shall mean a decrease in the Value of the Collateral, as determined by Lender, that is equal to or greater than five (5%) of Lender's immediately preceding determination of the Value of the Collateral.

         "Maturity Date" shall mean the earlier to occur of (i) the consummation of a Recapitalization Event, or (ii) the day prior to the second anniversary of the date hereof, provided, however that upon written request to Borrower given no later than ninety (90) days prior to the first anniversary of the date hereof, Lender may, in its sole discretion, designate as the Maturity Date, the day prior to the first anniversary of the Closing Date.

         "Maximum Commitment" shall mean One Hundred Million Dollars ($100,000,000).

         "Maximum Permitted Borrowing" shall mean, at any time, the aggregate of seventy-five (75%) percent of the Value of each Mortgaged Property and Additional Mortgaged Property then a part of the Collateral, but in no event more than the Maximum Commitment. The aggregate Value of the Properties comprising the Collateral and, accordingly, the Maximum Permitted Borrowing may be increased from time to time to the extent that Borrower grants, or causes an Affiliate to grant, and Lender accepts, an Additional Mortgage. In order to ensure that the portion of the outstanding amount of the Loans attributable to any Mortgaged Property or Additional Mortgaged Property shall not at any time exceed seventy-five (75%) percent of the Value of such Mortgaged Property or Additional Mortgaged Property, Lender shall determine in its sole discretion the Value of any Additional Mortgaged Property and the amount by which Maximum Permitted Borrowing may be increased as a result of the contribution of such Additiona Mortgaged Property to the Collateral. Based on Lender's determination of the Value of the Mortgaged Properties as of the date hereof, the Maximum Permitted Borrowing upon execution of this Agreement shall be the amount set forth on Schedule III, attached hereto. Upon the occurrence of a Material Decrease in Value, Borrower shall be required to prepay such portion of the Loans as is sufficient to cause the outstanding amount of the Loans to be less than or equal to the Maximum Permitted Borrowing, provided, however, that Borrower's failure to make such prepayment shall not be deemed a Default under this Agreement until the date that is ninety (90) days after the date on which Lender delivered to Borrower a certificate indicating the occurrence of a Material Decrease in Value and upon the further condition that the outstanding amount of the Loans shall still exceed the Maximum Permitted Borrowing upon such ninetieth (90th) day.

         "Meadowbrook" shall mean Philips Meadowbrook Associates, L.P., a Delaware limited partnership.

         "Mortgaged Properties" shall mean those parcels of real property encumbered by the Mortgages.

         "Mortgages" shall mean collectively, the New York Mortgages, the

Branhaven Mortgage and the Hialeah Mortgage, each of which is hereinafter sometimes referred to individually as a "Mortgage".

         "Net Offering Proceeds" shall mean all cash or other assets received by any Related Entity any/or Consolidated Subsidiary as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interest in such Related Entity and/or Consolidated Subsidiary, less customary costs, expenses and discounts of issuance paid by such Related Entity and/or Consolidated Subsidiary. "Net Offering Proceeds" shall not, however, include the proceeds of the initial public offering conducted by Philips as of May 7, 1998.

         "Net Operating Income" shall mean, with respect to any fiscal period of Borrower and with respect to any one or more of the Mortgaged Properties and/or Additional Mortgaged Properties constituting the Collateral, the excess, if any, of Operating Revenue over Operating Expenses.

         "New York Mortgages" shall mean the mortgages made by Forest and Meadowbrook in favor of Lender, each substantially in the form of Exhibit G, as amended, supplemented or otherwise modified from time to time.

         "Note" shall mean the Secured Promissory Note in the form of Exhibit B.

         "Obligations" shall mean all present and future indebtedness, obligations, and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document to which it is a party, and all interest accruing thereon, and reasonable attorneys' fees incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Operating Expenses" shall mean, with respect to any quarter, all expenses incurred in the operation of the Mortgaged Properties and the Additional Mortgaged Properties, determined in accordance with GAAP (excluding capital expenditures, interest expense, depreciation, amortization and other non-cash expenses for such quarter). For purposes of determining

Operating Expenses with respect to any Additional Mortgaged Property which becomes part of the Collateral on a day other than the first day of a quarter, the Operating Expenses of such Additional Mortgaged Property shall be calculated as if such Additional Mortgaged Property became part of the Collateral on the first day of such quarter.

         "Operating Revenue" shall mean, with respect to any quarter, all items of revenue from the Mortgaged Properties and the Additional Mortgaged Properties, determined in accordance with GAAP, excluding interest income and casualty and condemnation proceeds. For purposes of determining Operating Revenue with respect to any Additional Mortgaged Property which becomes part of the Collateral on a day other than the first day of a quarter, the Operating Revenue of such Additional Mortgaged Property shal be calculated as if such Additional Mortgaged Property became part of the Collateral on the first day of such quarter.

         "Parent" shall mean, with respect to Lender, any Person controlling Lender.

         "Payment Date" shall mean (a) the last Business Day of each month or
(b) the Maturity Date, as applicable.

         "Permitted Liens" shall mean: (a) Liens granted to Lender to secure the Obligations, or (b) Liens for taxes, assessments or other governmental charges either not yet due or being diligently contested in good faith (and for the payment of which adequate reserves have been established, if required by Lender) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the affected Property.

         "Permitted Use of Funds" The proceeds of the Loans shall be used by Borrower for no purpose other than: (i) to fund certain of Borrower's (or Borrower's Affiliates or Subsidiaries) acquisition, Redevelopment and development activities that (a) satisfy the applicable covenants set forth in this Agreement and (b) are generally consistent with Borrower's (or Borrower's Affiliates or Subsidiaries) existing properties; and (ii) to fund up to
$10,000,000.00 of the costs incurred in connection with      Borrower's general
business purposes.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Philips" shall mean Philips International Realty Corp., a Real Estate Investment Trust incorporated under the laws of the State of Maryland.

         "Plan" shall mean any employee benefit plan or other plan which is subject to the provisions of Title IV of ERISA or to the minimum funding standards under Section 412 of the Code and which is maintained for employees of Borrower or any of its ERISA Affiliates.

         "Prime Rate" shall mean a fluctuating interest rate per annum equal to the rate of interest announced publicly in New York, New York, from time to time, as The Chase Manhattan Bank's prime rate. The Prime Rate does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Pro Forma Debt Service Charges". For any quarter, an amount equal to three monthly principal and interest payments based on a twenty-five (25) year amortization schedule, calculated on the outstanding principal amount of the

Loans as of the last day of the quarter at an annual interest rate equal to the ten (10) year U.S. Treasury note yield as of the last day of the quarter plus 1.75%.

         "Property" or "Properties" shall mean the Mortgaged Properties, the Additional Mortgaged Properties, if any, and any other parcels of real property owned by any Related Entity and any Subsidiaries.

         "Property Condition Reports" shall mean those certain property condition surveys prepared by EMG and dated (i) June 11, 1997, with respect to the Forest Property, (ii) June 19, 1997, with respect to the Meadowbrook Property, (iii) June 12, 1997, with respect to the Branhaven Property, and (iv) June 13, 1997, with respect to the Hialeah Properties.

         "Qualified Insurer" shall mean an insurance company licensed or otherwise qualified to write the related insurance policy in the relevant jurisdiction, having a rating at all times of at least "A:X" by A.M. Best as published in Best's Key Rating Guide, such Standard & Poors rating as may be equivalent or as otherwise approved in writing by Lender.

         "Real Estate Assets" shall mean those fixed and tangible properties consisting of land, buildings and/or other improvements, at the relevant time of reference thereto, owned by the Related Entities and the Consolidated Subsidiaries or by any entity, in which any of the foregoing have any direct or indirect ownership interest, which owns or proposes to develop commercial properties.

         "Recapitalization Event" shall mean the earliest to occur of (i) the sale of a substantial portion of the Properties (any transaction or series of transactions in excess of $100,000,000.00 shall be deemed to be substantial),
(ii) any merger, consolidation or other business combination of Borrower with or into one or more persons in which the person other than Borrower is the survivor, including, without limitation, a reverse subsidiary merger in which the holders of the ownership interest in Borrower immediately prior to such merger, consolidation or other business combination receive cash or non-cash consideration, or (iii) the voluntary or involuntary bankruptcy, insolvency, reorganization or any similar proceeding, dissolution, liquidation or winding up of the affairs of any Related Entity.

         "Redevelopment" shall mean any improvement, renovation, repair, redecoration or other project with respect to a Property where the total budgeted cost for such improvement is twenty (20%) percent or more of the cost of acquiring such Property.

         "Related Entities" shall mean collectively, Borrower, Philips, Forest Avenue, Meadowbrook, Branhaven, Hialeah, the mortgagor or grantor of any Additional Mortgage, if any, and any of their respective Subsidiaries, each of which is hereinafter sometimes referred to individually as a "Related Entity".

         "Requirement of Law" shall mean, as to any Person, any law, rule, treaty, regulation, or determination of an arbitrator or court, or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or to which any such Person or any of its Properties may be bound or affected.

         "Reset Date" shall mean the forty-sixth (46th) day of any quarter while any portion of the Loan and any other amounts due hereunder remain outstanding or, if the forty-sixth (46th) day of any quarter is not a Business Day, the first Business Day thereafter.

         "Solvent" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and
(c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this
definition, "debt" shall mean any liability on a   claim, and "claim" shall mean
(a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured,
or unsecured.  With respect to   any such contingent liabilities, such
liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned in any percentage by such Person.

         "Tangible Net Worth" shall mean Consolidated Total Assets minus Consolidated Total Liabilities minus all intangibles determined in accordance with GAAP.

         "Tax" shall mean, for any Person, any tax, assessment, duty, levy, impost or other charge or imposition imposed by any Governmental Authority on such Person or on any property, revenue, income or franchise of such Person and any interest or penalty with respect to any of the foregoing.

         "UCC" shall mean the Uniform Commercial Code as in effect in New York State on the date hereof.

         "Value" shall mean, with respect to any Mortgaged Property or Additional Mortgaged Property, the fair market value of such Mortgaged Property or Additional Mortgaged Property, as determined by Lender in its sole discretion. In no event shall the Value of any property encumbered by a Jurisdictional Capped Mortgage be greater than an amount which would cause the amount secured by such Jurisdictional Capped Mortgage to be less than seventy-five (75%) of the fair market value of such Mortgaged Property or

Additional Mortgaged Property. Lender shall have the right, from time to time, to reset the Value of any Mortgaged Property or Additional Mortgaged Property and, accordingly, the Value of the Collateral upon, and effective as of the date of, delivery to Borrower of a certificate in accordance with the requirements of Section 8.01, hereof.

         "Value of the Collateral" shall mean the aggregate Value of the Mortgaged Properties and Additional Mortgaged Properties.

         Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

         Section 1.03. Other Definitional Terms.   The words "hereof", "herein"
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified. Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms thereof.


                                 ARTICLE II.

                        AMOUNT AND TERMS OF THE LOANS

         Section 2.01. The Loans.

             (a) Lender agrees, upon the terms and subject to the conditions and relying upon the representations and warranties hereinafter set forth, to make one or more loan or loans (individually, a "Loan", and collectively, the Loans"), on a revolving credit basis, to Borrower up to the amount of the Commitment, but in no event more than the Maximum Commitment. The funds advanced pursuant to the Loans shall be used only for Permitted Uses of Funds.

             (b) Each Loan shall be in an aggregate amount of not less than Two Hundred and Fifty Thousand Dollars ($250,000.00) and in multiples of Ten Thousand Dollars ($10,000.00); provided, however, that the aggregate amount of Loans at any time outstanding shall not exceed the amount of the Commitment.

             (c) The Borrower may request a Loan by submitting a Borrowing Request to Lender no less than two (2) Business Days prior to the requested Borrowing Date. Lender shall not be required to fund more than three (3) Loans in any thirty (30) day period. Subject to the terms and conditions hereto, Lender shall make the amount of Funds evidencing the Loan requested available by wire transfer in accordance with the instructions set forth in the applicable Borrowing Request.

             (d) The Loans shall be evidenced by the Note, duly executed by Borrower, dated the Closing Date and payable to the order of Lender. All Loans to Borrower pursuant to this Agreement and all payments of the principal of such Loans to Lender shall be recorded by Lender on the schedule annexed to the Note and by specific reference made a part thereof. The amounts of principal indicated by said Schedule as outstanding or accrued and unpaid, as the case may be, shall constitute rebuttable presumptive evidence of the principal outstanding and the accrued and unpaid interest on the Loans; provided, that any failure or error on the part of Lender in recording any Loan on such Schedule shall not limit the obligation of Borrower to pay all principal of and interest accruing on the Loans.

             (e) The Obligations, including the Loans made hereunder, shall be made with full recourse to the assets of the Related Entities.


                                 ARTICLE III.

                           INTEREST, PAYMENTS; FEES

         Section 3.01. Interest.

             (a) Borrower shall pay interest (computed on the basis of the actual number of days elapsed during the relevant Interest Period, based on a year of 360 days) on the outstanding principal amount of each Loan from the date of the making of such Loan until the principal amount thereof shall be paid in full, at a rate per annum (the "Interest Rate") equal to Adjusted LIBOR, plus the Applicable Spread. On or before the forty-fifth (45th) day of each quarter, provided that Borrower and Guarantors shall have timely delivered a Compliance Certificate, Lender shall determine the Applicable Spread, effective as of the next following Reset Date, on which the Interest Rate will be based for each subsequent Interest Period until the next Reset Date; provided, however, that the failure of Borrower to timely deliver a Compliance Certificate shall not preclude Lender from resetting the Interest Rate on a Reset Date.

             (b) Except as otherwise provided in Section 3.01(d), interest on all Loans shall be payable monthly in arrears on each Payment Date hereinafter occurring.

             (c) If Borrower shall default in the payment of the principal of or interest on the Loans or any fee, charge or other amount due and payable hereunder or under any of the other Loan Documents beyond any applicable notice or grace period, Borrower shall on demand pay interest on such overdue principal amount and, to the extent permitted by applicable law, on such overdue interest and any other overdue amount, at the Default Rate, accruing from the date such payment was due until such amount is paid in full (after as well as before judgment).

             (d) If, by the terms of this Agreement or the Note, Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal amount due hereunder and under the Note.

             (e) Lender shall determine on each Payment Date the LIBOR Rate, Base Rate, Prime Rate and Federal Funds Rate as in effect from time to time, and each such determination of the LIBOR Rate, Base Rate, Prime Rate and Federal Funds Rate shall be conclusive and binding absent manifest error. The initial LIBOR Rate will be determined by Lender on the business day of the first draw and will be adjusted on each Payment Date thereafter. With respect to any subsequent draw, the 30-day LIBOR for each draw will be determined by Lender on the Business Day of such draw and will be adjusted on each Payment Date thereafter.

         Section 3.02. Payments.

             (a) Borrower shall repay the unpaid principal amount of all Loans, together with all interest due thereon, on the Maturity Date.

             (b) Upon at least two (2) Business Days' prior irrevocable written notice to Lender, stating the proposed date and aggregate principal amount of the prepayment, Borrower may prepay any Loan, in whole or in part, on any Payment Date. Any such prepayment of any Loan permitted by Lender hereunder shall be accompanied by the payment of any costs, loss or expenses incurred by Lender in connection with such prepayment as provided in Section 3.05. Accrued and unpaid interest on any Loan which is repaid pursuant to this Section 3.02(b) shall be due and payable on the date of any such prepayment. Any amounts prepaid pursuant to this Section 3.02(b) may be reborrowed by Borrower on or prior to the Maturity Date in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, each prepayment of principal shall be in an aggregate principal amount of at least $250,000 and in multiples of $10,000 in excess thereof.

         Section 3.03. Intentionally Omitted.

         Section 3.04. Funds; Manner of Payment; Taxes.

             (a) Each payment of principal of and interest on any Loan, and each payment on account of any other fees, charges or other amounts payable under this Agreement or under any of the other Loan Documents shall be paid by Borrower, without set-off or counterclaim, by wire transfer to Lender at its office set forth on Schedule I or to such other location or account as Lender may specify to Borrower from time to time, in Federal or other immediately available funds in lawful money of the Unite States of America, not later than 12:00 Noon, New York City time, on the date on which any such payment is payable. If any payment hereunder or under any of the other Loan Documents becomes due and payable on a day other than a Business Day, such payment shall not be payable until the next succeeding Business Day, provided, however, if such next succeeding Business Day falls within the next calendar month, such payment shall be due and payable on the immediately preceding Business Day. If the date for an payments of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

             (b) All payments made by Borrower under this Agreement, the Note and any of the Loan Documents shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Additional Taxes"). If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or in the Note.

         Section 3.05. Indemnity. Borrower agrees to indemnify Lender and to hold it harmless from any cost, loss or expense which Lender may sustain or incur as a consequence of (a) Borrower making a payment or prepayment of principal on a Loan (i) on a day which is not the Payment Date of an Interest Period with respect thereto and/or (ii) which causes Lender to incur any breakage fees in reversing its LIBOR hedge, (b) any failure by Borrower to borrow a Loan hereunder after a Borrowing Request has been given pursuant to this Agreement, (c) default by Borrower in making any prepayment after Borrower has given a notice of prepayment, (d) any Default under Section 6.09 hereof, and
(e) any acceleration of the maturity of the Loans by Lender in accordance with the terms of this Agreement, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loans and from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loans hereunder.

         Section 3.06. Increased Cost and Reduced Return.

             (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBOR Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (or its LIBOR Lending Office) or shall impose on Lender (or its LIBOR Lending Office) or on th London interbank market any other condition affecting any Loan bearing interest at the LIBOR Rate, and the result of any of the foregoing is to increase the cost to Lender (or its LIBOR Lending Office) or making or maintaining any Loan at the LIBOR Rate, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by Lender to be material, then, within sixty (60) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

             (b) If Lender shall have determined that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Lender (or its Parent) as a consequence of Lender's obligations hereunder to a level below that which Lender (or its Parent) could have achieved but for such adoption (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its Parent) for such reduction.

             (c) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 3.06 and will use its best efforts to designate a different LIBOR Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of
Lender claiming compensation under either   Section 3.06(a) or 3.06(b) and
setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Lender pursuant to this Section 3.06(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 3.06(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 3.06(b), (A) set forth at least the same amount of detail in respect of the calculation of such amount as Lender provides in similar circumstances to other similarly situated borrowers from Lender, and (B) include a statement by Lender that it has allocated to the Commitment or outstanding Loans a proportionately equal amount of any reduction of the rate of return on Lender's capital due to a Capital Adequacy Rule as it has allocated to each of its other commitments to lend or to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule.

             (d) Lender shall give Borrower notice of any event giving rise to any increased cost or reduced return contemplated by this Section 3.06. Notwithstanding the other provisions of this Section 3.06, Borrower shall have the option to prepay the outstanding principal amount of the Note in full, together with all accrued and unpaid interest thereon, within sixty (60) days after receipt of such notice. If Borrower elects to so prepay the Note in full,
Borrower shall not be required to make   any of the payments contemplated in
Section 3.06(a), (b), or (c).

         Section 3.07. Deposits Unavailable. In the event, and on each occasion, that (a) Lender shall have determined that dollar deposits in the principal amounts of the Loan are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Lender determines that the rate at which such dollar deposits are being offered
will not adequately and fairly reflect the   cost to Lender of making or
maintaining the Loans at the LIBOR Rate during such month, Lender shall, as soon as practicable thereafter, give written notice of such determination to Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the Base Rate. After a Default, interest shall accrue on the outstanding principal balance of the Note at a rate per annum equal to the Default Rate.

         Section 3.08. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its LIBOR Lending Office) to make, maintain or fund Loans at the LIBOR Rate, Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make Loans at the LIBOR Rate shall be suspended. Before giving any notice to Borrower pursuant to this Section 3.08, Lender shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. If Lender shall determine that it may not lawfully continue to maintain and fund any outstanding Loans at the LIBOR Rate to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of each such Loan, together with accrued interest thereon. Concurrently with prepaying each such Loan, Borrower shall borrow a Loan which shall accrue interest at the Base Rate in an equal principal amount from Lender for an Interest Period coincident with the remaining term of the Interest Period applicable to such Loan repaid, and Lender shall make such a Loan accruing interest at the Base Rate.



                                 ARTICLE IV.

                            CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent to the Closing Date. The occurrence of the Closing Date is subject to Lender having received on or before the Closing Date the following documents, each dated the Closing Date, in form and substance satisfactory to Lender and its counsel, and the delivery of each such document shall be deemed satisfied or shall be waived in Lender's sole and absolute discretion:

             (a) Revolving Credit Agreement. This Agreement, executed and delivered on behalf of Borrower by each of the general partners of Borrower.

             (b) Secured Promissory Note. The Note, executed and delivered on behalf of Borrower by each of the general partners of Borrower.

             (c) Guaranties. Each Guaranty, executed and delivered by each Guarantor.

             (d) Mortgages. Each Mortgage, executed and delivered by each Guarantor. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, for the benefit of Lender, a perfected, first priority Lien, subject to no Liens other than those created by the Mortgages and the liens described on Schedule II, shall have been properly prepared for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first priority security interests created by the Mortgages, and Lender shall be satisfied that all such recordings and filings will be completed promptly following making of the initial Loans hereunder and that all necessary filing, recording and other fees and all taxes and expenses related to such filings, registrations and recordings will be paid in full by the Related Entity responsible therefor.

             (e) Title Insurance. Lender shall have received in respect of each parcel covered by each Mortgage a mortgagee's title insurance policy (or policies) or marked up conditional title binder (or binders) for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to Lender; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by Lender; (iv) be in the form of ALTA Loan

Policy-1992, or such other form as shall be acceptable to Lender; (vi) contain such endorsements and affirmative coverage as Lender may request; and (vii) be issued by title companies satisfactory to Lender (including such title companies acting as co-insurers or reinsurers, at the option of Lender). Lender shall have received evidence satisfactory to it that all premiums in respect of such policy, and all charges for mortgage recording tax, if any, have been paid.


             (f) Formation Documents. Lender shall have received (i) a copy of the certificate of incorporation and by-laws of Philips, certified as of the Closing Date as a complete and correct copy thereof by the Secretary or an Assistant Secretary of Philips, and (i) copies of the partnership agreements of Borrower and each Guarantor and any amendments thereto, certified, as of the Closing Date in each case by a duly authorized officer of Borrower and each Guarantor, as the case may be, as being true and correct and not otherwise amended, waived, supplemented or otherwise modified in any respect.

             (g) Certificates. A certificate of a duly authorized officer of Borrower and each Guarantor, as applicable, certifying as to the following matters, together with the attachments referenced herein:

                 (i) a copy of the resolutions of each Borrower and each Guarantor in form and substance satisfactory to Lender and its counsel, authorizing (1) the execution, delivery and performance by the responsible party of this Agreement, the Note, the Guaranties, the Mortgages and the other instruments and documents executed and/or delivered by Borrower and any Guarantor pursuant hereto or thereto or in connection herewith or therewith, and
(2) with respect to Borrower, the borrowings contemplated hereunder, which certificates in each case shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; and

                 (ii) the name and the signatures of the officers of Borrower and each Guarantor, as applicable, authorized to sign the Loan Documents to be delivered hereunder to which it is a party.

             (h) Good Standing Certificates. Original certificates or other evidence, in form and substance satisfactory to Lender and its counsel, from the Secretary of State or other appropriate authority of the jurisdiction of formation of Borrower, each Guarantor and, as applicable, each general partner of each Guarantor, evidencing the good standing of such entity, in such jurisdiction.

             (i) Opinion of Counsel. Opinions of counsel to Borrower and the Guarantors, in form and substance satisfactory to Lender, as to the matters requested thereby.

             (j) Lender's Fee. Borrower shall have paid to Lender an origination fee in the amount of $500,000.00.

             (k) Other Matters, etc.. Lender shall have received such other approvals, opinions or documents as it may reasonably request.

         Section 4.02. Conditions Precedent to All Loans.   Lender's obligation
to make any Loan hereunder is subject to each of the following additional conditions precedent, and the acceptance of the proceeds of any Loan by Borrower shall be deemed a representation and warranty by Borrower that each of the following conditions shall have been met:

             (a) Approval of Use of Loan Proceeds. The intended use of the funds advanced pursuant to any Loan shall be a Permitted Use of Funds, and Lender shall have received a breakdown of the application of all funds theretofore advanced hereunder, including fees and expenses, which shall be satisfactory to Lender in its sole and absolute discretion.

             (b) Borrowing Request. A Borrowing Request executed and delivered on behalf of Borrower by a duly authorized officer thereof, shall have each been delivered to Lender no later than 5:00 p.m. on the second (2nd) Business Day prior to the proposed Borrowing Date and Lender shall have, in its sole and absolute discretion, approved the Loan requested in the Borrowing Request, and the intended use of funds indicated therein.

             (c) Update of Representations and Warranties. Each of the representations and warranties set forth in this Agreement shall be true and correct as of the applicable Borrowing Date or Borrower shall have otherwise disclosed in writing to Lender any facts or circumstances that would render any of such representations and warranties inaccurate or misleading in any material respect.

             (d) No Default. After giving effect to such Loan and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing on and as of the date such Loan is made.

             (e) No Material Adverse Effect. No circumstance or event having a Material Adverse Effect shall, in the reasonable good-faith judgment of Lender, have occurred and then be continuing.

             (f) Lien Searches. Lender shall have received lien searches, reasonably acceptable to Lender, with respect to each of the Related Entities.

             (g) Operating Information. Lender shall have received and, in its sole discretion, deemed satisfactory (i) detailed historical operating statements and rent rolls with respect to each Mortgaged Property and Additional Mortgaged Property; (ii) cash flow projections relating to any then proposed Additional Mortgaged Property for each of the preceding quarters as of the date the same were required; (iii) all applicable detailed rent rolls relating to any then proposed Additional Mortgaged Property; (iv) an opportunity to review the books and records relating to any then proposed Additional Mortgaged Property and copies of all leases and abstracts, if any, relating thereto and (v) all third party reports requested by Lender relating to any Mortgaged Property or Additional Mortgaged Property, including, without limitation, environmental audits, architectural/engineering and seismic/ soils reports;

             (h) Costs and Fees. Lender shall have received payment of all fees and expenses then due to Lender and its counsel;

             (i) Legal Opinions. Lender shall have received a favorable legal opinion of Borrower's counsel as to the due execution, authorization and enforceability of any proposed

Additional Mortgage and, in connection therewith, such matters as Lender may reasonably require;

             (j) Other Documents. Such other documents relating to the transactions contemplated by this Agreement as Lender may reasonably request, all of which shall be satisfactory in form and substance to Lender.

             (k) Representations and Warranties. Each of the representations and warranties made by Borrower herein, and by each Mortgagor in each Mortgage, is true and correct on and as of the date such Loan is made, before and after giving effect to the Loan and the application of the proceeds therefrom, as though made on and as of such date.

             (l) Recording Taxes. Borrower shall have caused Guarantors to have paid all mortgage recording taxes payable (if any) in each jurisdiction in which any Mortgaged Property or Additional Mortgaged Property is located. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in any Loan Document, Borrower acknowledges and agrees that, to the extent there is a payment of principal of the Loans which results in the aggregate outstanding principal amount of the Loans being less than the aggregate maximum principal amount of the Loans secured by any Jurisdictional Capped Mortgage(s) (whether or not such aggregate outstanding principal amount of the Loans was originally less than the aggregate maximum principal amount of the Loans secured by such Jurisdictional Capped Mortgage(s) prior to such payment), then (A) Borrower shall cause Guarantors or any Additional Guarantors, as the case may be, to pay additional mortgage recording taxes in connection with any future Borrowing pursuant to this Agreement so that the Jurisdictional Capped Mortgages in existence at or prior to such Borrowing will secure, in accordance with applicable law, the amount of such Borrowing up to the aggregate maximum original principal amount secured by such Jurisdictional Capped Mortgage(s), and (B) if and to the extent that Lender determines in good faith that any such additional mortgage recording taxes are so due and payable in connection with any such future Borrowing and unless Borrower shall have presented to Lender evidence, satisfactory to Lender, that any such additional mortgage recording taxes are not so due and payable, Borrower shall cause Guarantors and/or any Additional Guarantors, as the case may be, to pay such additional mortgage recording taxes to the appropriate governmental taxing authorities.

             (m) Lender's Approval. All Loans shall be subject to Lender's approval, which shall be granted in Lender's sole and absolute discretion.


                                 ARTICLE V.

                       REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Loans hereunder, Borrower hereby represents and warrants to Lender as follows:


         Section 5.01. Existence; Conduct of Business. Borrower and each Guarantor is duly organized and validly existing as a limited partnership, limited liability company, or corporation, as applicable, in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in each jurisdiction where the conduct of its business or the ownership, lease or operation of its properties
requires such qualification.   Borrower and each Guarantor has all requisite
power and authority to own and operate its properties, and to conduct and transact the business in which they are engaged.

         Section 5.02. Power and Authority. (a) Borrower has all requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and each of the other Loan Documents and Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery and performance by Borrower of this Agreement, the making and delivery of the Note, the Borrowings contemplated hereunder and the execution, delivery and performance of each of the other Loan Documents to which it is a party and the other instruments and documents executed and/or delivered by it pursuant hereto or thereto or in connection herewith or therewith. This Agreement, the Note and each of the other Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

             (b) Each Guarantor has all requisite power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and each Guarantor has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of its obligations under the Loan Documents to which it is a party and the other instruments and documents executed and/or delivered by it in connection herewith or therewith. Each of the Loan Documents to which an Guarantor is a party constitutes the legal, valid and binding obligations of such Guarantor and is enforceable against such Guarantor in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

         Section 5.03. No Violation of Agreements. Neither Borrower nor any Guarantor nor, to the extent that it could have a Material Adverse Effect, any Related Entity is in default beyond acceptable grace periods under any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which it is a party or by which it or any of its Properties may be bound or affected, nor has a Default or an Event of Default occurred. Neither the execution and delivery of this Agreement, the Note or any of the other
Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any provision of the organizational documents of Borrower or any Guarantor or any Requirement of Law, or will conflict with, or result in the breach of, or constitute a material default under, any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which Borrower or any Guarantor is a party or by which it or any of the Collateral may be bound or affected, or result in the creation or imposition of any Lien upon any property of Borrower or any Guarantor.

         Section 5.04. No Litigation. There are no pending or, to the best of Borrower's knowledge, threatened actions, suits, investigations or other proceedings against or affecting any of the Mortgaged Properties, Borrower, any Guarantor and/or, to the extent individually or in the aggregate it could have a Material Adverse Effect, any other Related Entity before any court, arbitrator or other Governmental Authority which challenge or affect the legality, validity or enforceability of this Agreement, the Note or any of the other Loan Documents or the transactions contemplated hereby or thereby.

         Section 5.05. Governmental Consents and Approvals. No consents, approvals, authorizations, waivers, notifications, orders or other actions of, or registrations or filings with, any Governmental Authority or other Person are required in connection with the execution, delivery or performance of this Agreement, the making of the Loans, or the consummation of the other transactions contemplated by the Loan Documents, except for those which have been obtained (and copies of which have been delivered to Lender) and are in full force and effect, and except for such filings of the UCC financing statements (and continuation statements in respect thereof) in the appropriate governmental offices (which filings and recordings have been and will be made as and when required) as are required to preserve and perfect Lender's interest in the Collateral.

         Section 5.06. Usury and Other Similar Laws. The rate of interest on the Loans and the other amounts payable by Borrower under the Loan Documents and the method and manner of calculation thereof do not and will not violate any usury or other similar statute, constitutional provision or law or any other applicable Requirement of Law.

         Section 5.07. Financial Condition. Borrower has delivered to Lender a copy of the most recent Form 10-K and the most recent Form 10-Q filed by Philips with the Security and Exchange Commission. The consolidated financial statements of Philips set forth therein fairly present the financial condition of Philips and the Related Entities as of such date and have been prepared in accordance with GAAP. As of the date thereof, there are no obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower and/or any Guarantor that are not reflected in such financial statements; and no change which could have a Material Adverse Effect has occurred since the date of such financial statements.


         Section 5.08. Solvency, Etc.. Borrower, each Guarantor and each of the other Related Entities the insolvency of which would have a Material Adverse Effect (a) is Solvent, and (b) is not subject to any bankruptcy, reorganization, arrangement or other similar proceedings or general assignment for the benefit of its creditors.

         Section 5.09. Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock and no part of the proceeds of any Loan shall be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any other purpose that violates any regulation of the Board or any other Requirement of Law. Borrower shall furnish to Lender on request a statement conforming with the requirements of such Regulations.

         Section 5.10. Other Representations. Each of the representations and warranties of each of the Guarantors contained in the other Loan Document executed and delivered on or prior to each date this representation and warranty is made or is deemed to be made (which representations and warranties, together with the defined terms and ancillary provisions necessary for the construction and interpretation thereof, are hereby
incorporated by reference in and made a part of this Agreement as if set   forth
in full at this place) was true, complete and correct on and as of the date when made, is true, complete and correct on and as of the date hereof, and shall be true, complete and correct in all material respects on and as of each date this representation is made or is deemed to be made with the same force and effect as if made on and as of each such date.

         Section 5.11. Indebtedness. Neither Borrower nor any Guarantor has any outstanding Indebtedness, except for Indebtedness of Borrower outstanding under this Agreement and the other Loan Documents and the other indebtedness permitted by Section 6.18 hereof.

         Section 5.12. Taxes. All tax returns required to be filed by Borrower or any Guarantor in any jurisdiction have been filed and all Taxes upon Borrower or any Guarantor or upon any of their respective Properties, or the Collateral, have been paid prior to the time that such Taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of Borrower or such Affiliate.

         Section 5.13. Employee Benefit Plans. No Related Entity, nor any of its respective ERISA Affiliates, maintains or has ever maintained or established any Plan, or is in material violation of any provision of ERISA or any other applicable state or federal law, including the Code.

         Section 5.14. Securities Acts. No Related Entity has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

         Section 5.15. No Insider. Neither Borrower nor any Person having "control" (as defined in 12 U.S.C. 0375(b)(9) and the regulations promulgated pursuant thereto) of Borrower is an "executive officer," "director," or "principal shareholder" (as such terms are defined in 12 U.S.C. Section75(b)(9) and the regulations promulgated pursuant thereto) of any bank, of any bank holding company of which any bank is a Subsidiary, or of any Subsidiary of any bank holding company of which any bank is a Subsidiary.

         Section 5.16. Environmental Laws. (a) The Related Entities and their Affiliates are conducting their respective businesses in material compliance with all applicable Environmental Laws; (b) none of the operations of any Related Entity is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials; (c) no Related Entity has filed any notice under any Environmental Law indicating that any Related Entity, or any of its Affiliates is responsible for the release into the environment, or the improper storage, of any material amount of any Hazardous Material or that any such Hazardous Material has been released, or is improperly stored, upon any property or any of its Affiliates' properties; (d) no such Person otherwise has any material contingent liability in connection with the release into the environment, or the improper storage, of any

Hazardous Material; and (e) to Borrower's knowledge no event has occurred nor any condition discovered with respect to any Mortgaged Property which could render incorrect the Existing Phase I Report pertaining to such Mortgaged Property.

         Section 5.17. No Liens. The Collateral is free and clear of all Liens and other adverse claims of any nature, other than the Liens of Lender and the Permitted Liens, and each of the Related Entities has good and indefeasible title to the Collateral in which it has an interest.

         Section 5.18. Survival of Representations.   All representations and
warranties by Borrower herein shall survive delivery of the Note and the making of the Loans, and any investigation at any time made by Lender shall not diminish the right of Lender to rely on each such representation or warranty.

         Section 5.19. Transaction Brokerage Fees. Borrower has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by this Agreement and the other Loan Documents have been paid in full contemporaneously with the execution of this Agreement. Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (a) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or
(b) any breach of the foregoing representation.  The provisions of this Section
5.19 shall survive the repayment of the Loans.

         Section 5.20. Tenant Dispute. No default exists, or with the passing of time or the giving of notice would exist, by any Guarantor, as landlord, or, to Borrower's knowledge, any tenant under any space lease within any of the Mortgaged Properties which would have a Material Adverse Effect.

         Section 5.21. Property Condition Reports. All repairs recommended in the Property Condition Reports have been, or will within six months after the date hereof be, substantially completed.


                                 ARTICLE VI.

                                  COVENANTS

         Until such time as the Commitment is no longer in effect and all Obligations shall have been paid in full:

         Section 6.01. Preservation of Existence, Etc. Borrower shall and shall cause each Guarantor to preserve and maintain (a) its existence and good standing as a limited partnership, limited liability company, or corporation, as applicable, under the laws of the jurisdiction of formation, and (b) all rights, franchises and privileges, and shall qualify and remain qualified, authorized to do business and in good standing in each jurisdiction except where the failure so to qualify would not, individually or in the aggregate, result in a Material Adverse Effect.

         Section 6.02. Books and Records; Inspection.

         (a) Borrower shall, and shall cause each Guarantor to keep adequate records and books of account in which true and correct entries in conformity with GAAP shall be made, reflecting all of its financial transactions and its financial condition and results of operations and the operation of any Mortgaged Property or Additional Mortgaged Property, if any.

         (b) At any reasonable time, and from time to time during usual business hours, upon reasonable prior notice, Borrower shall and shall cause the other Related Entities to permit Lender (i) to examine and make copies of and abstracts from their records and books, to visit any Property, (ii) to review all environmental and other reports relating to the Collateral, and (iii) to discuss the results of operations, financial condition, business, affairs of the Mortgaged Properties and/or the Additional Mortgaged Properties with any of the employees, officers, directors or advisors of any of the Related Entities.

         Section 6.03. Maintenance of Property. Borrower shall and shall cause the other Related Entities to maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of the Properties.

         Section 6.04. Compliance With Laws. Borrower shall comply, and cause the other Related Entities to comply, with all Requirements of Law and with all orders, rules and requirements of any arbitrator, court or other Governmental Authority applicable to it or to any of the Properties, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.

         Section 6.05. Financial Statements.   Borrower shall deliver or cause
to be delivered to Lender:

             (a) within ten (10) Business Days after the filing thereof, copies of all registration statements and reports on Form 10-K and Form 10-Q which are filed by Philips with the Securities and Exchange Commission;

             (b) as soon as available and in any event within forty-five (45) days after the end of the first fiscal quarter, (i) a detailed operating statement for each Mortgaged Property and Additional Mortgaged Property, certified as true and correct by an authorized officer of the Related Entity which owns such Mortgaged Property and/or Additional Mortgaged Property, as the case may be, (ii) a rent roll with respect to each Mortgaged Property and Additional Mortgaged Property, in the same form as the rent rolls previously delivered by Borrower to Lender, certified as true and correct by an authorized officer of the Related Entity which owns such Mortgaged Property and/or Additional Mortgaged Property, as the case may be, and (iii) a Compliance Certificate;

             (c) at the time Borrower furnishes any financial information pursuant to this Section, a certificate of Borrower signed by a senior officer of Borrower to the effect that (i) no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and the period of its existence and describing the action that Borrower has taken and proposes to take with respect thereto) and (ii) said financial information is true, accurate, an correct, as of the date of said statement; and

         (d) from time to time, such other statements, reports and other information as Lender may reasonably request concerning the Collateral, the results of operations, financial condition, business, affairs or Properties of Borrower.

         Section 6.06. Further Assurances. Borrower shall and shall cause each Guarantor to, within ten (10) Business Days of Lender's request, cure any defects in the execution and delivery of the Note, this Agreement and the Loan Documents to which it is a party and Borrower shall and shall cause each of the Guarantors to, at its expense, promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Guarantors in this Agreement and in the Loan Documents or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Loan Documents, or more fully to state the security obligations set forth herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created (or intended to be created) pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

         Section 6.07. Insurance. Borrower shall maintain, and shall cause the other Related Entities to maintain, with Qualified Insurers insurance with respect to the Properties against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds and errors and omissions insurance if the Properties are not being managed by an Affiliate of Borrower, each issued by a Qualified Insurer in form and with coverage reasonably satisfactory to Lender and with respect to such individuals or groups of individuals as Lender may reasonably designate. The improvements on each Property shall be kept continuously insured at all times by Qualified Insurers against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause, and Borrower shall and shall cause the other Related Entities to cause Lender and its successors and assigns to be named an additional insured under each such policy. Borrower shall, and does hereby, and shall cause the other Related Entities to assign all such insurance to Lender. Each such policy shall be in an amount equal to the full replacement value of the improvements. Upon request of Lender, Borrower shall furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower and with respec to each Property in form and substance satisfactory to Lender; and if requested shall furnish Lender copies of the applicable policies.

         Section 6.08. Notice of Certain Events. Borrower shall promptly notify Lender upon (a) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of Borrower, any Guarantor or, to the extent that it could have a Material Adverse Effect, any of the other Related Entities with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower or such of the other Guarantors or other Related Entities is taking or proposes to take with respect thereto; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings to which any of the Related Entities is a party or relating to or affecting the Collateral or any part thereof or the security interests granted herein; (c) any dispute between Borrower and/or any Guarantor and any governmental or regulatory body; (d) any change having a Material Adverse Effect; or (e) any event or condition which could result in a Material Adverse Effect.

         Section 6.09. Use of Proceeds; Margin Stock.   The proceeds of the
Loans shall be used by Borrower solely in the ordinary course of its business for any one of the Permitted Use of Funds and not for family, personal, agricultural or household uses. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose of purchasing or carrying any Margin Stock, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or of Regulation G of the Board, or otherwise take or permit to be taken any action which would involve a violation of such Regulation G, Regulation U or Regulation T or Regulation X or any other regulation of such Board or for any use other than a Permitted Use of Funds.

         Section 6.10. Notice of Default. Borrower shall furnish to Lender, immediately upon having knowledge of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         Section 6.11. Compliance with Loan Documents. Borrower shall and shall cause the Guarantors to promptly comply with any and all covenants and provisions of this Agreement, the Note, the Guaranties, the Mortgages, any Additional Mortgages and any other of the Loan Documents.

         Section 6.12. Compliance with Material Agreements. Borrower shall perform, and cause the Guarantors to perform, all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of the Properties is bound.

         Section 6.13. Operations and Properties. Borrower shall, and shall cause each of the other Related Entities to, act prudently and substantially in accordance with customary industry standards in managing and operating the Properties. Borrower shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Borrower, any Affiliate thereof or any other Person.

         Section 6.14. Evidence of Compliance with Article V. Upon request by Lender, Borrower shall provide to Lender evidence of its compliance with the representations and warranties under Article V as of the times specified, including but not limited to, such certificates and documents as Lender may reasonably require in Lender's sole and absolute discretion.

         Section 6.15. Taxes and Other Liens. Borrower shall and shall cause the Guarantors and the other Related Entities, to the extent that the failure of the other Related Entities to do the following could have a Material Adverse Effect, to pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of the Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, become a Lien upon any Property; provided, however, no Related Entity shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of such entity and if such entity shall have established reserves therefor adequate under GAAP.

         Section 6.16. Solvent. Each of the Borrower, the Guarantors and, to the extent that the failure to do so could have a Material Adverse Effect, the other Related Entities shall remain Solvent.

         Section 6.17. No Merger. Neither Borrower nor any Guarantor shall merge or consolidate with or into any corporation or entity, or acquire by purchase or otherwise all or substantially all of the assets or Capital Stock of any Person unless approved in advance by Lender in writing.

         Section 6.18. Limitation on Indebtedness. Neither Borrower nor any Guarantor shall, without the prior written consent of Lender, incur any further Indebtedness, other than (a) trade indebtedness in the ordinary course of business in the aggregate at any one time outstanding), (b) the indebtedness secured by mortgage liens encumbering any Properties other than the Mortgaged Properties and any Additional Mortgaged Properties (c) any other indebtedness to Lender and (d) recourse indebtedness an guaranties of recourse indebtedness assumed by Borrower and Philips (provided that such recourse indebtedness and guaranties of recourse indebtedness assumed by Borrower and Philips shall not exceed $30,000,000 in the aggregate).

         Section 6.19. Fiscal Year, Method of Accounting. Neither Borrower nor any Guarantor shall change its fiscal year or method of accounting.

         Section 6.20. Lines of Business. Neither Borrower nor any Guarantor shall directly or indirectly engage in any business other than that currently engaged in by it, nor shall Borrower nor any Guarantor cease to engage in its current businesses.

         Section 6.21. Substantial Changes. Neither any Guarantor nor, to the extent that it could have a Material Adverse Effect, Borrower shall dissolve or liquidate or sell, transfer, pledge, or otherwise dispose of any portion of its Properties or assets or business or purchase or acquire any other real estate.

         Section 6.22. Loans, Advances, and Investments. Neither Borrower nor any Guarantor shall make any Investment, or otherwise acquire any interest in, or control of, another Person. Neither Borrower nor any Guarantor shall commingle its funds and other assets with those of any Affiliate or any constituent party of any Related Entity or any other Person.

         Section 6.23. Actions with Respect to Collateral. No portion of the Collateral may be sold, assigned, delivered or pledged to any Person other than Lender.

         Section 6.24. Negative Pledge. Neither Borrower nor any Guarantor may, directly or indirectly, sell, assign, deliver or encumber any of its interest in any other entity or any Property after the date hereof.

         Section 6.25. Operational Changes. Neither Borrower nor any Guarantor shall (a) change its taxpayer identification number, (b) change its address for its chief executive office or its mailing address or change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection with the Security Agreement seriously misleading within the meaning of Article 9 of the UCC (or any other then applicable provision of the UCC) unless Borrower or such Guarantor, as the case may be, shall have given Lender at least sixty (60) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading, or (c) change its principal place of business or remove the records concerning the Collateral unless it has given Lender at least thirty
(30) days' prior written notice of its intent to do so and has taken such action as is necessary or advisable in the opinion of Lender to cause the security interest of Lender in the Collateral to continue to be a first priority perfected security interest.

         Section 6.26. Compliance with ERISA. The Related Entities shall not, and shall not permit any ERISA Affiliate to, establish any Plan, or engage in any transaction in connection with which any Related Entity or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

         Section 6.27. Subsidiaries. Neither Borrower (except in connection with acquisition, development or Redevelopment Activities) nor any Guarantor shall create any Subsidiaries without the prior written consent of Lender.

         Section 6.28. Financial Covenants. Borrower hereby agrees that, so long as the Commitment remains in effect, any amount remains outstanding and unpaid under the Note and/or any other amount is owing to Lender hereunder, Borrower shall:

             (a) maintain a Loan to Value Ratio of seventy-five (75%) percent or less, as determined by Lender in its sole discretion, measured at the end of each quarter;

             (b) not at any time permit the outstanding principal balance of the Loans to exceed an amount such that: (a) the aggregate of the Net Operating Income from the Collateral, divided by (b) Pro Forma Debt Service Charges for the Collateral, would be less than 1.25 in any fiscal quarter. For purposes of the foregoing, any Additional Mortgaged Property which becomes part of the Collateral during a quarter shall be treated as though it were a part of the Collateral for the entire quarter.

             (c) maintain a ratio of Consolidated Operating Profit ("EBITDA")- to-Fixed Charges that is equal to or greater than 1.75 to 1.0, measured at the end of each quarter and determined in accordance with GAAP.


             (d) maintain a ratio, expressed as a percentage, of Consolidated Total Liabilities-to-Consolidated Total Assets, of no more than sixty (60%) percent, measured at the end of each quarter and determined in accordance with GAAP.

             (e) maintain a ratio, expressed as a percentage, of Dividends-to-FFO which shall not exceed ninety-five (95%) percent, except as may be necessary for Philips to maintain its status as a Real Estate Investment Trust, measured at the end of each quarter (commencing on December 31, 1998), with respect to the two immediately preceding quarters.

             (f) maintain a ratio, expressed as a percentage, of (x) the total budgeted cost of developments in progress by any Related Entity and/or any Consolidated Subsidiary, on a consolidated basis ("TBCD"), to (y) Consolidated Total Assets plus TBCD, less construction in progress related to Real Estate Assets, of no more than forty (40%) percent, measured at the end of each quarter.

             (g) maintain a ratio, expressed as a percentage, of (x) the total budgeted costs, on a consolidated basis, of all Redevelopments in progress by any Related Entity and/or Consolidated Subsidiary to (y) Consolidated Total Assets, of no more than twenty (20%) percent, measured at the end of each quarter.

             (h) maintain a ratio, expressed as a percentage, of (x) the aggregate amount, on a consolidated basis, of all sums invested in joint ventures in which any Related Entity or Consolidated Subsidiary, as the case may be, holds an interest, to (y) Consolidated Total Assets, of no more than twenty (20%) percent, measured at the end of each quarter and determined in accordance with GAAP.

             (i) maintain a ratio, expressed as a percentage, of (x) the aggregate of the purchase prices of all undeveloped land (excluding developments in progress which are factored into the equation set forth in paragraph (f) of this Section 6.28) owned by the Related Entities and/or their Consolidated Subsidiaries to (y) Consolidated Total Assets, of no more than ten (10%) percent, measured at the end of each quarter.

             (j) maintain a minimum Tangible Net Worth equal to or greater than the sum of (i) $100,000,000, plus (ii) an amount equal to seventy-five (75%) percent of any Net Offering Proceeds, measured at the end of each quarter and determined in accordance with GAAP.

         Section 6.29. Compliance Certificate. Borrower shall deliver to Lender, within forty-five (45) days after the end of each fiscal quarter, a Compliance Certificate executed by the chief financial officer of both Philips and Borrower.

                                ARTICLE VII.


                  EVENTS OF DEFAULT; EVENTS OF TERMINATION

         Section 7.01. Events of Default. If any one or more of the following events (individually, an "Event of Default", and collectively, "Events of Default") shall occur and be continuing:

             (a) Borrower shall fail to pay principal, interest or fees, or any other amounts then due hereunder or under any Loan Document on or before the date such payment is due; or

             (b) if a default beyond applicable grace periods shall occur under any loan to Borrower, any Guarantor and/or, to the extent that it could have a Material Adverse Effect, to any other Related Entity; or

             (c) if Borrower, any Guarantor and/or, to the extent that it could have a Material Adverse Effect, any other Related Entity shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (vii) take any corporate action for the purpose of effecting any the foregoing; or

             (d) a case or other proceeding shall be commenced without the application or consent of Borrower, any Guarantor and/or, to the extent that it could have a Material Adverse Effect, any other Related Entity in any court of competent jurisdiction, seeking the liquidation or readjustment of debts, the appointment of a trustee, receiver, custodian, liquidator or the like of such party or of all or any substantial part of its assets, or any similar action with respect to a any such party under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such case or proceedings shall continue undismissed, or unstayed and in effect, for a period of twenty five (25) days, or an order for relief against Borrower, any Guarantor and/or, to the extent that it could have a Material Adverse Effect, any other Related Entity shall be entered in an involuntary case under such bankruptc law; or

             (e) Borrower or any Guarantor shall fail to perform or observe any covenant, agreement or provision contained in this Agreement or any other Loan Document for (i) the earlier to occur of ten (10) days after notice from Lender or (ii) Borrower's or such Guarantor's knowledge thereof in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default, provided, however, that the provisions of this Section 7.01(e) shall not apply with respect to any covenant, agreement or provision for which a notice and cure period is specified; or


             (f) any representation or warranty made or deemed made by or on behalf of Borrower or any Guarantor in any Loan Document or in any instrument, certificate or document executed and/or delivered pursuant hereto or thereto or in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made and any such representation or warranty shall remain incorrect as of the date made for thirty (30) days after the earlier to occur of (i) notice from Lender thereof or (ii) Borrower's knowledge thereof; or

             (g) any judgment or judgments shall be rendered against (i) Borrower or any Guarantor involving in the aggregate a liability (not fully covered or paid by insurance less deductible, if any) of an amount equal to or in excess of two hundred fifty thousand dollars ($250,000), and/or (ii) any other Related Entity to the extent that it could have a Material Adverse Effect and if, in either case, such judgment or judgments shall remain in effect and shall be unsatisfied, unstayed and unbonded for a period of thirty (30) or more days; or

             (h) Borrower or any Guarantor shall fail for thirty (30) days to discharge any attachment or levy against it unless such attachment or levy shall have been vacated, released or fully bonded; or

             (i) any material provision of any Loan Document shall for any reason cease to be in full force and effect or be declared null and void or unenforceable in whole or in part for thirty (30) days; or Borrower and/or any Guarantor, as the case may be, shall deny or contest the validity or enforceability of any such document; or

             (j) any Material Adverse Effect shall have occurred and shall not have been remedied within ten (10) days;

then, and in any such event, (A) if such event is an Event of Default specified in Section 7.01(c) or 7.01(d), the Commitment hereunder shall immediately terminate and the outstanding principal amount of the Note together with accrued and unpaid interest thereon and all other amounts owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is any other Event of Default, Lender may, by written notice of default to Borrower, terminate the Commitment hereunder and/or declare the outstanding principal amount of the Note, together with accrued and unpaid interest thereon and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Borrower. Without limitation of the foregoing, upon the occurrence of an Event of Default, Lender may take such steps as are appropriate to foreclose or otherwise enforce all Liens granted to Lender to secure payment and performance of the Obligations, and exercise any and all rights afforded secured parties by the UCC, the Loan Documents, at law, in equity or otherwise.


                                ARTICLE VIII.

                                MISCELLANEOUS

         Section 8.01. Notices. All notices, requests and other communications to any party hereunder or under the Note shall be in writing (including telecopy or similar teletransmission or writing) and shall be given to the parties hereto at the addresses set forth on Schedule I or to such other address or telecopier number as such party may hereafter specify by written notice to the other party hereto. Except as otherwise provided for herein, each such notice, request or other communication shall be effective (a) if given by telecopier when transmitted to the telecopy number specified on Schedule I, (b) if given by mail, 72 hours after such communication is deposited in the mails by certified mail, return-receipt requested, postage prepaid addressed as aforesaid, or (c) if given by any other means (including without limitation by air courier), when delivered at the address specified on Schedule I.

         Section 8.02. Performance by Lender. Should a Related Entity fail to perform any covenant, duty or agreement in accordance with the terms and conditions of any of the Loan Documents to which it is party, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of such Related Entity. In such event, Borrower or the appropriate entity shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at the office of Lender designated for receipt of payments of principal and interest on the Loan, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and shall never have, except by express written consent, any liability or responsibility for the performance of any duties of any Related Entity hereunder, or under or in connection with all or an part of the Collateral.

         Section 8.03. Amendments, Waivers, etc. Neither this Agreement, the Note nor any terms hereof or thereof may be amended, supplemented or modified except in writing signed by the parties hereto. In the case of any express, written waiver of a Default or Event of Default, such Default or Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Section 8.04. No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under the other Loan Documents and no course of dealing between the Related Entities and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies provided by law. To the extent that the rights and remedies provided herein differ in any respect from the rights and remedies provided in the other Loan Documents, Borrower agrees that Lender shall have the right to exercise such rights and remedies as it may choose, in its sole discretion, whether arising under this Agreement, the other Loan Documents or any combination of the foregoing. The giving of notice to or demand on Borrower or any other Related Entity which notice or demand is not required hereunder or under the other Loan Documents shall not entitle Borrower or such Related Entity to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights, remedies, powers or privileges of Lender in any circumstances not requiring notice or demand.

         Section 8.05. Fees and Expenses.   Borrower agrees to pay or reimburse
Lender for paying:

             (a) all expenses in connection with the negotiation, preparation, execution and delivery of this Agreement including, without limitation, fees and disbursements of Lender's counsel.

             (b) all costs and expenses (including, without limitation, fees and disbursements of counsel) in connection with any Default or Event of Default and any enforcement or collection proceedings resulting therefrom including, without limitation, in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving any Related Entity or a "workout" of the Loans, as applicable, or in connection with any seizure or sale of any Collateral of any related or similar proceedings;

             (c) all Taxes, and all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any other Loan Documents or any other document referred to herein or therein, and all costs, expenses, Taxes and other charges incurred in connection with any filing, registration, recording or perfection of any security interest or Lien contemplated by this Agreement, any other Loan Documents or any document referred to therein; and

             (d) all Taxes and assessments, recording fees, registration taxes, title insurance premiums, appraisal fees, costs of surveys, fees of third-party consultants and all other fees and expenses reasonably incurred by Lender in connection with any Collateral, all of which sums shall be paid on demand with interest thereon at the Default Rate.

         Section 8.06. Indemnification. Borrower hereby agrees to indemnify Lender and its respective directors, officers, attorneys, employees and agents from, and to hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (in contract, tort or otherwise) incurred by any of them, as incurred, arising out of or by reason of any claim of any Person relating to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby or resulting from the ownership or financing of any Collateral or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement or any other Loan Document or any actual or proposed use by Borrower of any of the proceeds of any of the Loans (including, without limitation, the reasonable fees and disbursements of counsel), but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Person to be indemnified hereunder. Notwithstanding any other provision of this Agreement, the obligation of Borrower under this Section 8.06 shall survive the repayment of the Loans.

         Section 8.07. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of Lender.

         Section 8.08. Participations. Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any portion or all of the Loan. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder, and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement. Any agreement pursuant to which Lender may grant such a participating interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any, amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that Lender will not agree to any modification, amendment or waiver of this Agreement (a) which increases or decreases the Commitment, (b) reduces the principal of or rate of interest on the Loan or fees hereunder or (c) postpones the date fixed for any payment of principal of or interest on the Loan or any fees hereunder without the consent of the Participant.

         Section 8.09. Assignments.   Lender may at any time assign to one or
more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement executed by such Assignee and Lender. Upon execution and delivery of such instrument and payment by such Assignee to Lender of an amount equal to the purchase price agreed between Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of Lender with a Commitment as set forth in such instrument of assumption, and Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required, provided, however, that Lender shall serve as the agent of any such banks or institutions and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement. Upon the consummation of any assignment pursuant to this
Section 8.09, Lender and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee provided the new note does not create any new indebtedness and the previous note shall be deemed cancelled and delivered to Borrower. In addition to the foregoing, Lender may assign or transfer any of its rights or obligations hereunder and under the Note to an Affiliate or other branch of Lender.

         Section 8.10. SUBMISSION TO JURISDICTION. BORROWER AND LENDER EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND BORROWER AND LENDER EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 8.11. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT.

         Section 8.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which shall together constitute one and the same agreement.

         Section 8.13. Headings Descriptive. The headings of the several articles and sections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

         Section 8.14. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

         Section 8.15. Right of Setoff. In addition to any other rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Borrower hereby authorizes Lender and each affiliate of Lender at any time or from time to time, without presentment, demand, protest or other notice of other kind to Borrower or any other Person, each of which is hereby expressly waived by Borrower, to the extent permitted by applicable law, to set-off and appropriate and apply any and all deposits (general or special) in any currency and any amount owing from Lender to Borrower, to any amount owing by Borrower hereunder and under the other Loan Documents to which it is a party to Lender.

         Section 8.16. Confidentiality. Except as provided herein to the contrary, all correspondence from Lender to Borrower and all of the Loan Documents are confidential and may not be shown by Borrower to or discussed by Borrower with any third party (other than on a confidential basis with Borrower's legal counsel and independent public accountants and Borrower's investors) without Lender's prior written consent.

         Section 8.17. GOVERNING LAW. THIS AGREEMENT WAS NEGOTIATED IN NEW YORK AND ENTERED INTO IN NEW YORK AND THE LOANS WERE DISBURSED FROM NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, UNDER THE NOTE AND EACH OTHER LOAN DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Section 8.18. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         Section 8.19. Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

         Section 8.20. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Requirements of Law, permitted to waive the giving of notice.

         Section 8.21. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Collateral in its own name or, if required by Requirements of Law or, if in Lender's reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Collateral or this Agreement and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Collateral.

         Section 8.22. Remedies of Borrower.  In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

         Section 8.23. Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Agreement by sale, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the lien hereof.

         Section 8.24. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by Requirements of Law.

         Section 8.25. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Requirements of Law, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

         Section 8.26. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of Borrower and Lender or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of Lender or lender.

         Section 8.27. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

         Section 8.28. Publicity.   All promotional news releases, publicity or
advertising by Borrower or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or any of its Affiliates without the prior written approval of Lender or its Affiliates, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Collateral, the Loans and matters relating thereto to potential Participants rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law. Additionally, Lender shall have the right to advertise and publicize that it has provided the facility created hereby in such media as Lender shall choose in its sole discretion.




                              [NO FURTHER TEXT]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    PHILIPS INTERNATIONAL REALTY, L.P.

                                    By:     Philips International Realty, LLC


                                            By: /s/ Philip Pilevsky
                                                ------------------------------
                                                        Philip Pilevsky
                                                      Sole Managing Member



                                    PRUDENTIAL SECURITIES CREDIT CORPORATION


                                    By: /s/ Jeff K. French
                                       ---------------------------------------
                                       Name:
                                       Title:



ACCEPTED AND AGREED TO:

Philips International Realty Corp.


By: /s/ Philip Pilevsky
   -------------------------------
   Name:  Philip Pilevsky
   Title:  Chairman of the Board and
            Chief Executive Officer

                                                                     SCHEDULE I

                  Notice Information and Wire Instructions



Borrower:


         Philips International Realty, L.P.
         417 Fifth Avenue
         New York, New York  10016
         Attention:   Philip Pilevsky


Wiring Instructions for Borrower

         Bank:                      Republic National Bank, N.Y.
         Address of Bank:           4930 Kings Highway, Brooklyn, New York 11234

         ABA Number: 021 004 823
         Name of Account:           Philips International Realty, L.P.

         Account Number:            070 075 662


Lender:

         Prudential Securities Credit Corporation
         One New York Plaza
         New York, New York 10292
         Attention:  F. Fuller O'Connor, Jr.

  Wiring instructions for Lender:

         [As indicated by Lender from time to time]

                                                                    SCHEDULE II


                               PERMITTED LIENS


                              [to be attached]

                                                                    SCHEDULE III


                     INITIAL MAXIMUM PERMITTED BORROWING


         Forest Avenue, Staten Island, New York               $20,700,000.00


         Meadowbrook Commons, Freeport, New York              $20,100,000.00


         Shops at 49th/Philips Plaza, Hialeah, Florida        $23,750,051.13


         Branhaven Plaza, Branford, Connecticut               $ 8,700,000.00
                                                              --------------

                                             Total            $73,250,051.13
                                                              ==============

EXHIBIT A


                              BORROWING REQUEST


From:             Philips International Realty, L.P.
                  417 Fifth Avenue
                  New York, New York  10016


To:               Prudential Securities Credit Corporation
                  One New York Plaza
                  New York, New York 10292


         1. PHILIPS INTERNATIONAL REALTY, L.P. (the "Borrower") requests a Borrowing from PRUDENTIAL SECURITIES CREDIT CORPORATION (the "Bank") pursuant to the Revolving Credit Agreement, dated May __, 1998 between Borrower and Lender (as the same may be amended from time to time, the "Agreement"). Capitalized terms used herein and defined in the Agreement shall be used herein as so defined.

         2.  Borrowing requested:

         (a) Borrower hereby requests a Borrowing in the principal amount of $______________.

         (b) Requested Borrowing Date: ______________, 199_

         3. Borrower intends to use funds borrowed hereunder for the following purposes:

           ______________________________________________________

           ______________________________________________________

         4. The undersigned officer of Borrower represents and warrants to
Lender:

         (c) Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Agreement;

         (d) all Loan Documents which Borrower is required to furnish to Lender pursuant to the Agreement have been delivered to Lender;

         (e) all Collateral offered hereby conforms in all respects with the applicable requirements set forth in the Agreement;

         (f) no Default has occurred and is continuing under the Agreement; and

         (g) no change or event which constitutes a Material Adverse Effect has occurred.

         5. The representations and warranties of Borrower contained in the Agreement and those of the other Related Entities contained in each other Loan Document are true and correct in all respects on and as of the date hereof.


Dated:  ___________, 199_               PHILIPS INTERNATIONAL REALTY, L.P.

                                        By: Philips International Realty, LLC


                                        By:__________________________________
                                           Name:
                                           Title:

   EXHIBIT B


                           SECURED PROMISSORY NOTE


$100,000,000.00                                               May ___, 1998
                                                              New York, New York


         ON MAY ___, 1998, FOR VALUE RECEIVED, PHILIPS INTERNATIONAL REALTY, L.P. (the "Borrower"), hereby promises to pay to the order of PRUDENTIAL SECURITIES CREDIT CORPORATION (the "Lender"), at its office located at One New York Plaza, New York, New York 10292 or to such other location or account as Lender shall specify to Borrower from time to time, in Federal or other immediately available funds in lawful money of the United States the principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000.00) or, if less, the aggregate unpaid principal amount of the Loans made by Lender to Borrower pursuant to the Revolving Credit Agreement dated as of the date hereof (such agreement as it may from time to time be amended, modified or supplemented being the "Agreement") between Borrower and Lender. All Loans made by Lender under the Agreement shall be recorded by Lender on the Schedule attached hereto and made a part hereof. Borrower further agrees to pay interest on the unpaid principal amount of all Loans made hereunder and under the Agreement from time to time from the date such Loan is made until payment in full at the rates and on the dates set forth in Section 3.1 of the Agreement.

         This Note is the "Note" referred to in, and is entitled to the benefits, and is subject to the terms, of the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

         Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed thereto in the Agreement.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     PHILIPS INTERNATIONAL REALTY, L.P.

                                     By:  Philips International Realty, LLC


                                          By:__________________________________
                                               Name:
                                               Title:




                                     By:  Philips International Realty, Corp.


                                          By:__________________________________
                                               Name:
                                               Title:

    EXHIBIT B


                              SCHEDULE TO NOTE


    Date                       Principal Amount of Loan        Principal Repaid